Exhibit 10
Federal Signal Corporation
2005 Executive Incentive Compensation Plan
Performance Based Restricted Stock Unit — Award Agreement
     You have been selected to receive a grant of Performance Based Restricted Stock Units pursuant to the Federal Signal Corporation 2005 Executive Incentive Compensation Plan(the “Plan”), as specified below:
     Employee:
     Date of Grant:
     Performance Based Restricted Stock Units Granted:
     Performance Period: January 1, 2010 through December 31, 2012
     This Award shall be subject to the terms and conditions prescribed in the Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) and in the Federal Signal Corporation Performance Based Restricted Stock Unit Award Agreement No. 2010 attached hereto.

     This document constitutes part of the prospectus covering securities that have been registered under the Securities Act of 1933.
     IN WITNESS WHEREOF, the parties have caused this Award Agreement to be executed on this                      day of                                         .

FEDERAL SIGNAL CORPORATION
By:
“Employee”

FEDERAL SIGNAL CORPORATION
PERFORMANCE BASED RESTRICTED STOCK UNIT
AWARD AGREEMENT NO. 2010
     The Company established the Federal Signal Corporation 2005 Executive Incentive Compensation Plan (the “Plan”) pursuant to which options, stock appreciation rights, restricted stock and stock units and performance shares covering an aggregate of 4,000,000 shares of the Stock of the Company may be granted to employees and directors of the Company and its subsidiaries;
     The Board of Directors of the Company, and the Administrator of the Plan appointed by the Board of Directors, has determined that the interests of the Company will be advanced by encouraging and enabling certain of its employees to own shares of the common stock of the Company, and that Employee is one of those employees;
          NOW, THEREFORE, in consideration of services rendered and the mutual covenants herein contained, the parties agree as follows:
Section 1. Definitions
          As used in this Agreement, the following terms shall have the following meanings:
          A. “Award” means the award provided for in Section 2.
          B. “Board of Directors” means the Board of Directors of the Company.
          C. “Change in Control” shall have the meaning ascribed to such term in the Company’s Change in Control Policy.
          D. “Date of Award” of Performance Based Restricted Stock Units means the date set forth on the Award instrument applicable those Units.
          E. “Employee” means the individual shown as the recipient of an award of Performance Based Restricted Stock Units, as set forth on the Award instrument applicable those Units.
          F. “Performance Based Restricted Stock Unit” means the obligation of the Company to transfer the number of shares of Stock to Employee prescribed in Section 2, at the time provided in Section 5 of this Agreement, provided such Performance Based Restricted Stock Unit is vested at such time.
          G. “Performance Period” means the three consecutive calendar year period set forth in the Award instrument.
          H. “Permanent Disability” means Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.
          I. “Stock” means the common stock of the Company.
          J. “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the relevant date, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          K. “Vesting Date” means the date specified in Section 4.
Section 2. Award
     Subject to the terms of this Agreement, the Company awarded to Employee the number of Performance Based Restricted Stock Units set forth on the Award instrument applicable those Units, effective as of the Date of Award set forth on such instrument.
     A Performance Based Restricted Stock Unit Award entitles the Employee to receive a whole number of shares of Stock equal to a percentage, from zero to two hundred percent, based on the Total Shareholder Return during the Performance Period, of the number of Performance Based Restricted Stock Units that are subject to the Award, as described in this Section.
     If the Company’s Peer Percentile Rank is less than 25%, the Employee shall be entitled to receive no shares with respect to the Performance Based Restricted Stock Units subject to the Award.
     If the Company’s Peer Percentile Rank is at least 25% but less than 50%, the Employee shall be entitled to receive shares equal to 25% percent of the Performance Based Restricted Stock Units subject to the Award, plus three additional percent of the Performance Based Restricted Stock Units subject to the Award for each whole percent of the Company’s Peer Percentile Rank above 25% (for a total of 100% if the Company’s Peer Percentile Rank is 50%).
     If the Company’s Peer Percentile Rank is at least 50% but less than 75%, the Employee shall be entitled to receive shares equal to 100% percent of the Performance Based Restricted Stock Units subject to the Award, plus two additional percent of the Performance Based Restricted Stock Units subject to the Award for each whole percent of the Company’s Peer Percentile Rank above 50% (for a total of 150% if the Company’s Peer Percentile Rank is 75%).
     If the Company’s Peer Percentile Rank is at least 75% but less than 90%, the Employee shall be entitled to receive shares equal to 150% percent of the Performance Based Restricted Stock Units subject to the Award, plus three and one-third additional percent of the Performance Based Restricted Stock Units subject to the Award for each whole percent of the Company’s Peer Percentile Rank above 75% (rounded up to the nearest whole percent) (for a total of 200% if the Company’s Peer Percentile Rank is 90% or more).

     If the Company’s Peer Percentile Rank is 90% or more, the Employee shall be entitled to receive 200% percent of the Performance Based Restricted Stock Units subject to the Award.
     For example, if the Company’s Peer Percentile Rank is 40%, the Employee shall be entitled to receive shares equal to 70% of the Performance Based Restricted Stock Units subject to the Award; and if the Company’s Peer Percentile Rank is 60%, the Employee shall be entitled to receive shares equal to 120% of the Performance Based Restricted Stock Units subject to the Award.
     The Company’s Peer Percentile Rank shall be determined by dividing the number of corporations in the Peer Group with a lower Total Shareholder Return (“TSR”) than the Company’s TSR, by twenty-three (the total number of corporations in the Peer Group) (rounded up to the nearest whole percent), where:
(a)	The Peer Group of corporations is attached as Exhibit A;

(b)	TSR of a corporation means the sum of its Change in Stock Price plus dividends paid by the corporation during the Performance Period, divided by its Beginning Stock Price;

(c)	Change in Stock Price means the difference between the Ending Stock Price and the Beginning Stock Price;

(d)	Beginning Stock Price means the average daily closing price per share of the corporation’s common stock as reported on the New York Stock Exchange (or other applicable exchange) for the 30consecutive trading days immediately preceding the first day of the Performance Period; and

(e)	Ending Stock Price means the average daily closing price per share of the corporation’s common stock as reported on the New York Stock Exchange (or other applicable exchange) for the 30 consecutive trading days immediately preceding the last business day of the Performance Period.
     For example, if the TSR of the Company was higher than the TSR of fifteen of the twenty-three corporations in the Peer Group, its Peer Percentile Rank would be 65%, and Employee would be entitled to receive shares equal to 130% of the number of Performance Based Restricted Stock Units subject to the Award.
     This grant of Performance Based Restricted Stock Units shall not confer any right to the Employee (or any other Employee) to be granted Performance Based Restricted Stock Units or other Awards in the future under the Plan.
Section 3. Bookkeeping Account
     The Company shall record the number of Performance Based Restricted Stock Units granted hereunder to a bookkeeping account for Employee (the “Performance Based Restricted Stock Unit Account”). Employee’s Performance Based Restricted Stock Unit Account shall be debited by the number of Performance Based Restricted Stock Units, if any, forfeited in accordance with Section 4 and by the number of Performance Based Restricted Stock Units with respect to which shares of Stock were transferred to Employee in accordance with Section 5.
Section 4. Vesting
     Subject to the accelerated vesting provisions provided below, the Performance Based Restricted Stock Units subject to the Award shall vest on the last day of the Performance Period, if Employee remains employed by the Company or its Subsidiaries through such date.
     If, during the Performance Period, the Employee dies or terminates employment on account of his Permanent Disability, the Performance Based Restricted Stock Units subject to the Award shall be fully vested immediately.
     If during the Performance Period, the Employee terminates employment by reason of retirement (as determined by the Company, in its sole and absolute discretion), the Performance Based Restricted Stock Units subject to the Award shall be fully vested immediately.
     The Performance Based Restricted Stock Units subject to the Award also shall be fully vested upon the occurrence of a Change in Control during the Performance Period or upon the occurrence of the event(s) described in Section 4.1 below.
     In the event of the termination of employment of Employee with the Company and its Subsidiaries for any other reason before the end of the Performance Period, all Performance Based Restricted Stock Units that are not vested at the time of such termination of employment normally shall be forfeited.
Section 4.1 Acceleration of Vesting of Shares in the Event of Divestiture of Business Segment
     In the event that the “Business Segment” (as that term is defined in this Section below) in which the Employee is primarily employed as of the “Divestiture Date” (as that term is defined in this Section below) is the subject of a “Divestiture of a Business Segment” (as that term is defined in this Section below), and such divestiture results in the termination of the Employee’s employment with the Company and its subsidiaries for any reason, the Performance Based Restricted Stock Units subject to the Award shall be fully vested.
     For purposes of this Agreement, the term “Business Segment” shall mean a business line which the Company treats as a separate business segment under the segment reporting rules under generally accepted accounting principles as used in the United States, which currently includes the following: Safety and Security Group, Fire Rescue and Environmental Solutions Group. Likewise, the term “Divestiture Date” shall mean the date that a transaction constituting a Divestiture of a Business Segment is finally consummated.
     For purposes of this Agreement, the term “Divestiture of a Business Segment” means the following:

(a)	When used with reference to the sale of stock or other securities of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by the Company or one of its subsidiaries to “Nonaffiliated Persons” (as that term is defined in this Section below) of 100% of either (i) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (ii) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment;

(b)	When used with reference to the merger or consolidation of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, any such transaction that results in Nonaffiliated Persons owning, either beneficially or of record or both, 100% of either (i) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (ii) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment; or

(c)	When used with reference to the sale of the assets of the Business Segment, the sale, exchange, transfer, liquidation, distribution or other disposition of all or substantially all of the assets of the Business Segment necessary or required to operate the Business Segment in the manner that the Business Segment had been operated prior to the Divestiture Date.
Section 5. Distribution of Shares
     Subject to the provisions below (including a pro rata reduction in the number of shares payable in the event of an early termination of employment or Change in Control), the number of shares of Stock earned in accordance with Section 2, determined as of the end of the Performance Period, with respect to Performance Based Restricted Stock Units that become vested in accordance with Section 4, shall become distributable as of the end of the Performance Period (regardless of whether the shares vest earlier).
     If, during the Performance Period, the Employee dies, terminates employment on account of Permanent Disability, or terminates employment by reason of retirement (as determined by the Company in its sole and absolute discretion), the number of shares of Stock that otherwise would be earned in accordance with Section 2 shall be prorated based on the number of days during the Performance Period that the Employee remained employed. Such number of shares of Stock shall become distributable as of the end of the Performance Period (regardless of whether the shares vest earlier).
     If during the Performance Period the Employee’s employment is terminated as a result of the Divestiture of a Business Segment (as defined in Section 4.1), the number of shares of Stock that otherwise would be earned in accordance with Section 2 shall be prorated based on the number of days during the Performance Period that the Employee remained employed. Such number of shares of Stock shall become distributable as of the end of the Performance Period (regardless of whether the shares vest earlier).
     If a Change in Control occurs during the Performance Period, notwithstanding anything in this Agreement to the contrary, a number of shares equal to 100% percent of the Performance Based Restricted Stock Units subject to the Award prorated based on the number of days during the Performance Period before the date of the Change in Control shall become distributable on the date of the Change in Control.
     Such shares shall be distributed as soon as administratively feasible after the date prescribed above; but no later than two and one-half months after the end of the calendar year in which the specified date occurs.
Section 6. Shareholder Rights
     Employee shall not have any of the rights of a shareholder of the Company with respect to Performance Based Restricted Stock Units, such as the right to vote or the right to dividends.
Section 7. Death Benefits
     Shares payable on account of death of an Employee during the Performance Period shall be transferred to the Employee’s Beneficiary or Beneficiaries as soon as practical after the end of the Performance Period (regardless of whether the shares vest earlier), but no later than two and one-half months after the end of the calendar year in which the Performance Period ends.
     Employee may designate a Beneficiary or Beneficiaries (contingently, consecutively, or successively) of such death benefit and, from time to time, may change his or her designated Beneficiary. A Beneficiary may be a trust. A beneficiary designation shall be made in writing in a form prescribed by the Company and delivered to the Company while the Participant is alive. If there is no designated Beneficiary surviving at the death of a Participant, payment of any death benefit of the Participant shall be made to the persons and in the proportions which any death benefit under the Federal Signal Corporation Employees’ Profit Sharing and Savings Plan is or would be payable.
Section 8. Units Non-Transferable
     Performance Based Restricted Stock Units awarded hereunder shall not be transferable by Employee. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of Employee and his Beneficiaries under this Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by Employee or a Beneficiary to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

Section 9. Adjustment in Certain Events
     If there is any change in the Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, the number of Performance Based Restricted Stock Units credited to Employee’s Performance Based Restricted Stock Unit Account shall be adjusted appropriately so that the number of Performance Based Restricted Stock Units credited to Employee’s Performance Based Restricted Stock Unit Account after such an event shall equal the number of shares of Stock a shareholder would own after such an event if the shareholder, at the time such an event occurred, had owned shares of Stock equal to the number of Performance Based Restricted Stock Units credited to Employee’s Performance Based Restricted Stock Unit Account immediately before such an event.
Section 10. Tax Withholding
     The Company shall not be obligated to transfer any shares of Stock until Employee pays to the Company or a Subsidiary in cash, or any other form of property, including Stock, acceptable to the Company, the amount required to be withheld from the wages of Employee with respect to such shares. Employee may elect to have such withholding satisfied by a reduction of the number of shares otherwise transferable under this Agreement at such time, such reduction to be calculated based on the closing market price of the Stock on the day Employee gives written notice of such election to the Company.
Section 11. Source of Payment
     Shares of Stock transferable to Employee, or his Beneficiary, under this Agreement may be either Treasury shares, authorized but unissued shares, or any combination of such stock. The Company shall have no duties to segregate or set aside any assets to secure Employee’s right to receive shares of Stock under this Agreement. Employee shall not have any rights with respect to transfer of shares of Stock under this Agreement other than the unsecured right to receive shares of Stock from the Company.
Section 12. Continuation of Employment
     This Award Agreement shall not confer upon the Employee any right to continuation of employment by the Company, nor shall this Award Agreement interfere in any way with the Company’s right to terminate the Employee’s employment at any time.
Section 13. Amendment
     This Agreement may be amended by mutual consent of the parties hereto by written agreement.
Section 14. Governing Law
     This Agreement shall be construed and administered in accordance with the laws of the State of Illinois.

FEDERAL SIGNAL CORPORATION
PERFORMANCE BASED RESTRICTED STOCK UNIT
BENEFICIARY DESIGNATION

Employee:	Social Security No.:

Address:	Date of Birth:

     Employee hereby designates the following individual(s) or entity(ies) as his or her beneficiary(ies) pursuant to Federal Signal Corporation 2006 Equity Incentive Plan (Insert Name, Social Security Number, Relationship, Date of Birth and Address of Individuals and/or fully identify any trust beneficiary by the Name of the Trust, Date of Execution of the Trust, the Trustee’s Name, the address of the trust, and the employer identification number of the trust):

Primary Beneficiary(ies)

Contingent Beneficiary(ies)

The Participant hereby reserves the right to change this Beneficiary Designation, and any such change shall be effective when the Participant has executed a new or amended Beneficiary Designation form, and the receipt of such form has been acknowledged by the Corporation, all in such manner as specified by the Corporation from time to time, or on a future date specified by any such new or amended Beneficiary Designation form.
     IN WITNESS WHEREAS, the Participant has executed this Beneficiary Designation on the date designated below.

Date: ,
Signature of Employee

Received:	Federal Signal Corporation
Date: ,	By:

EXHIBIT A
TSR Peer Group
•	A.O. Smith Corporation

•	AMETEK, Inc.

•	Astec Industries, Inc.

•	Briggs & Stratton Corporation

•	Columbus McKinnon Corp.

•	Cubic Corporation

•	EnPro Industries, Inc.

•	ESCO Technologies Inc.

•	Foster (LB) Co.

•	Hubbell Incorporated

•	IDEX Corporation

•	Intermec Inc.

•	Powell Industries, Inc.

•	Robbins & Myers, Inc.

•	Sauer-Danfoss Inc.

•	Spartan Motors, Inc.

•	Standex International Corporation

•	Teleflex Incorporated

•	Tennant Company

•	Thomas & Betts Corporation

•	Valmont Industries, Inc.

•	Woodward Governor Company

•	Zebra Technologies Corporationkd